                                                                    EXHIBIT 10.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO PORTIONS OF THE AGREEMENT INDICATED WITH AN ASTERISK [*]. A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED TERMS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


                              Global Sports, Inc.
                            ______________________








                         Strategic Alliance Agreement

                                    between

                              Global Sports, Inc.

                                      and

                                 BUY.COM Inc.

                               Table of Contents

Section                                                                  Page
-------                                                                  ----


1     Definitions.......................................................   1

2     Development and Operation of the Web Site.........................   3

3     Customer Service/Account Support..................................   3

4     Licensed Materials................................................   3

5     Supply of Merchandise.............................................   4

6     Order Processing..................................................   5

7     Fulfillment of Accepted Orders and Returns........................   6

8     Form of Communication.............................................   7

9     Payment...........................................................   7

10    No Merchandise Warranty...........................................   9

11    GSI Representations and Warranties................................   9

12    GSI Indemnification...............................................   9

13    Buy.com Representations and Warranties............................  10

14    Buy.com Indemnification...........................................  10

15    Customer Data.....................................................  11

17    Confidentiality...................................................  11

18    Mutual Limitation of Liability....................................  13

19    Term and Termination..............................................  13

20    Force Majeure.....................................................  14

21    Miscellaneous Provisions..........................................  15


Schedules
---------

     Schedule A:  Designated Web Sites
     Schedule B:  Operations Manual
     Schedule C:  Sporting Goods Categories

                         Strategic Alliance Agreement


     This Strategic Alliance Agreement is made by and between Global Sports, Inc., ("GSI") a Pennsylvania corporation with a place of business located at 1075 First Avenue, King of Prussia, Pennsylvania, 19406, and BUY.COM Inc. ("Buy.com") a Delaware corporation with a place of business located at 85 Enterprise, Aliso Viejo, California 92656, effective this 20th day of April, 2000.


                                   RECITALS


A. GSI is in the business of creating and operating e-commerce enabled Web sites on behalf of retailers and others, providing for those retailers the technology, expertise, infrastructure, and operational support necessary to offer e-commerce to their customers.

B. Buy.com is in the business of owning and operating an e-commerce enabled Web site offering a comprehensive selection of goods through several specialty stores within its Web site.

C. Buy.com desires to develop a sporting goods specialty store to add to its Web site and desires to outsource the selection and acquisition of merchandise and fulfillment functions for the sporting goods specialty store.

D. GSI desires to provide to Buy.com the fulfillment services and merchandise for sales through the Buy.com sporting goods specialty store.


                                   AGREEMENT

     GSI and Buy.com (each a "Party" and collectively, the "Parties"), in consideration of the mutual promises contained herein, and intending to be legally bound, agree as follows.


1 Definitions. Capitalized terms have the following meanings in this Agreement.

     1.1  Agreement means this Strategic Alliance Agreement.
          ---------

     1.2  Customer means a person who places an Order.
          --------

     1.3  Designated Web sites means the Web sites identified on Schedule A
          --------------------                                   ----------
          attached to this Agreement as such schedule may be amended from time to time upon the mutual agreement of the Parties. Notwithstanding the foregoing, GSI, in its sole discretion, may amend Schedule A [*]

     1.4  Effective Date means April 20, 2000.
          --------------

     1.5  GSI Product Content means illustrations, graphics, audio, video, text,
          -------------------
          photographs, films, slides, prints, negatives, recordings, drawings, sketches, artwork, digital images, and other renderings and information, depicting, describing, identifying, or otherwise related to Merchandise, including product reviews, that (a) is reasonably available to GSI; (b) GSI is not prohibited from licensing as required by this Agreement; and (c) is generally available to the Designated Web Sites, any other Web sites operated by GSI or any party for which GSI provides any supply or fulfillment services.

     1.6   GSI Product Database means the database maintained and updated by GSI
           --------------------
           , in computer-readable format, of information regarding Merchandise which information includes, without limitation, SKU numbers, Merchandise availability, product availability, catalog product descriptions, pricing and such other characteristics as set forth in the Operations Manual.

     1.7   Launch Date means the date on which the Web Site is first available
           -----------
           to the public on the Web, which date shall be set by mutual agreement of the Parties. The Parties shall determine the date of the Launch Date within 30 days of the Effective Date.

     1.8   Licensed Materials means GSI Product Content and the GSI Product
           ------------------
           Database as provided to Buy.com and as may be modified, revised, or updated in accordance with this Agreement and the Operations Manual.

     1.9   Markdowns means Merchandise offered for sale by GSI under this
           ---------
           Agreement at a price reduced from its original price and available only in limited quantities .

     1.10  Merchandise means Sporting Goods merchandise offered for sale
           -----------
           through the Designated Web sites and other merchandise that GSI may offer, in its sole discretion, for sale under this Agreement. Merchandise includes without limitation, Markdowns. Merchandise does not include (a) merchandise manufactured exclusively for, or sold under a trademark of, the retailer related to a Designated Web site;
           (b) except for Markdowns offered to Buy.com, markdowns offered through the Designated Web sites; or (c) merchandise that GSI is prohibited from providing to Buy.com by the related licensee or licensor of licensed merchandise or the related manufacturer.

     1.11  Operations Manual means the Buy.com Operations Manual attached to
           -----------------
           this Agreement as Schedule B. Notwithstanding anything in the
                             -----------
           Operations Manual to the contrary, the Operations Manual may be amended only by the mutual agreement of the Parties.

     1.12  Order means an order for Merchandise through the Web Site.
           -----

     1.13  SKU means a stock keeping unit of merchandise.
           ---

     1.14  Sporting Goods means products in the sporting goods and recreational
           --------------
           equipment categories listed on Schedule C attached to this Agreement.
                                          ----------

     1.15  Web Site means the e-commerce enabled Web site operated by Buy.com
           --------
           as its online retail store for Sporting Goods.

     1.16  Web means the Internet client-server hypertext distributed
           ---
           information retrieval system known as the World Wide Web.


2 Development and Operation of the Web Site. Buy.com shall develop the Web Site and beginning on the Launch Date and throughout the Term shall operate and maintain the Web Site. Buy.com shall give as much prior notice as practicable of Buy.com's failure to launch the Web Site by the Launch Date. GSI shall be Buy.com's [*], subject to Section 5 of this Agreement.


3    Customer Service/Account Support.

     3.1  Buy.com Customer Service.  Buy.com shall be responsible for providing
          ------------------------
          customer support to Customers and prospective Customers of the Web Site. GSI shall provide to Buy.com the following information in accordance with the specifications contained in the Operations Manual:
          (a) Merchandise inventory levels and availability; (b) Order and shipping confirmations; (c) Order shipping tracking information as made available to GSI by the common carrier; and (d) such other Merchandise information and Order information that is commercially reasonably available to GSI and reasonably necessary for Buy.com's customer service. GSI shall also provide Buy.com with [*] the information discussed above. GSI shall assign the necessary customer service personnel to provide such information to Buy.com in accordance with this Agreement.

     3.2  GSI Customer Service Support Personnel.  GSI shall provide a dedicated
          --------------------------------------
          account manager that is responsible for the oversight of the business relationship between Buy.com and GSI, the management of the customer service representatives and any performance issues that may arise during the Term. GSI shall also provide to Buy.com toll-free telephone access to GSI customer service personnel, 24 hours per day, 7 days per week, to support Buy.com's customer service and as a resource for Merchandise and Order issues and inquiries (e.g., order status, order availability, etc.) and questions raised by Customers to Buy.com's customer service call center. All such calls and contacts, other than those that are classified as Service Contacts (defined below), shall be [*] GSI is not obligated to provide any customer support directly to Customers or prospective Customers. Notwithstanding the foregoing, in any calendar month that the Service Contact rate is greater than [*] Service Contact per [*] Orders, Buy.com shall pay GSI [*] per hour for the total Service Contact Time (defined below) for that month. Service Contact means a telephone call, email, or other communication to GSI from the Buy.com call center that relates to an issue for which the Buy.com customer service representatives have been timely provided with the necessary information from GSI to adequately answer such Customer inquiry. Service Contact Time shall be the number of minutes that GSI customer service personnel spend replying to Service Contacts, and such number of minutes shall be equal to (a) the number of Service Contacts for a given month, less the number of contacts equal to [*] of the Orders for such month, multiplied by (b) the quotient obtained by dividing the total number of minutes devoted by GSI personnel responding to Service Contacts for that month, divided by the total number of Service Contacts for that month. GSI shall provide detailed support for any fees charged to Buy.com under this Section 3.2


4    Licensed Materials

     4.1  License to GSI Product Content and the GSI Product Database.  GSI
          -----------------------------------------------------------
          shall provide to Buy.com the Licensed Materials subject to, and grants to Buy.com, a fully-paid, personal, nontransferable, nonexclusive, limited license (without the right to sublicense) for the Term to use, display and distribute the Licensed Materials solely in connection with the sale of Merchandise by Buy.com in accordance with this Agreement. Buy.com shall not (a) copy (except as reasonably necessary to use the Licensed Materials in accordance with this Agreement); (b) modify, adapt, translate or create derivative works based upon the Licensed Materials; (c) remove, erase, or tamper with any copyright or other proprietary notice printed or stamped on, affixed to, or encoded or recorded in the Licensed Materials, or fail to preserve all copyright and other proprietary notices in any copy of any of the Licensed Materials made by Buy.com; or (d) sell, market, license, sublicense, distribute (except as provided in this Section 4.1), or otherwise grant to any person any right to use the Licensed Materials without the prior consent of GSI. Any and all rights not explicitly granted under this Agreement are expressly reserved by and to GSI.

     4.2  Updating the GSI Product Database.  GSI shall update the information
          ---------------------------------
          in the GSI Product Database in accordance with the Operations Manual and shall use commercially reasonable efforts to develop the capability to update the information in the GSI Product Database more frequently.

     4.3  Updating the GSI Product Content.  GSI shall periodically update the
          --------------------------------
          GSI Product Content for all new or additional Merchandise SKUs within the GSI Product Database from time to time during the Term. GSI shall also update the GSI Product Content for any new content related information that may become available during the Term of the Agreement for existing Merchandise SKUs, including product reviews (where available). GSI shall provide the GSI Product Content to Buy.com when such GSI Product Content becomes generally available from GSI.


5    Supply of Merchandise

     5.1  [*] Sporting Goods.  GSI will fulfill and distribute Buy.com's
              --------------
          requirements of Merchandise that is ordered by Buy.com on behalf of its customers. GSI shall be [*], subject to the exceptions in this
          Section 5.1.

          5.1.1  [*] Brand Names.  Buy.com may [*]  For purposes of this Section
                     -----------
                 5.1.1, a brand name shall be [*]  In addition, Buy.com may [*]

          5.1.2  [*] Products.  Buy.com may [*]
                     --------

          5.1.3  Golf Equipment, Accessories, Apparel, and Footwear.  Buy.com
                 --------------------------------------------------
                 may [*] golf equipment, golf accessories, golf apparel, golf footwear, and other related golf merchandise for sale through the Web Site.

          5.1.4  Sports-Related Products.  Buy.com may [*] for sale through the
                 -----------------------
                 Web Site the sports-related products (i.e., electronic games, software, books, videos, other copyrighted works in any media, etc.) that Buy.com currently offers through its online specialty stores. In the future, Buy.com may [*] of its specialty stores, provided that such specialty stores [*]

     5.2  Conformance with GSI Product Content.  Merchandise shall conform in
          ------------------------------------
          all material respects with the product descriptions and illustrations provided by GSI in the related, then current GSI Product Content.

     5.3  Markdowns.  From time to time, GSI may, at its sole discretion, offer
          ---------
          Markdowns to Buy.com for sale through the Web Site or otherwise. GSI shall provide to Buy.com a broad assortment of Markdowns on competitive terms, when such Markdown Merchandise becomes available.

     5.4  Inventory.  GSI's inventory of Merchandise shall be maintained at its
          ---------
          current facility or at facilities owned or controlled by GSI. GSI shall be responsible for warehousing, at no expense to Buy.com, all Merchandise sold through the Web Site.

     5.5  Product Selection.  GSI shall make all of its Merchandise available to
          -----------------
          Buy.com during the Term. GSI shall maintain [*] In addition, GSI will use commercially reasonable efforts (a) to expand the current SKU selection within existing product categories and (b) to expand into new product categories of Sporting Goods. In particular, GSI agrees to use commercially reasonable efforts to obtain authorization to distribute, and to allow Buy.com to sell through the Web Site, Sporting Goods products sold under brand names that GSI is currently not authorized to sell.

     5.6  Manufacturer Directed Products.  GSI shall use commercially reasonable
          ------------------------------
          efforts to support commercially reasonable allocations of products that are designated for Buy.com by particular product manufacturers or vendors.

6    Order Processing

     6.1  Buy.com Submission of Orders.  Buy.com shall transmit Orders to GSI by
          ----------------------------
          electronic means in accordance with the Operations Manual. Each Order shall include

          6.1.1  the Customer's name,
          6.1.2  the recipient's name if different from the Customer's name,
          6.1.3 the complete shipping address which address shall be a street address and shall not be a post office box or similar address (other than APO/FPO addresses after October 1, 2000),
          6.1.4 the Customer's telephone number if required for delivery by the requested shipping method,
          6.1.5  all shipping instructions,
          6.1.6  the SKU numbers and product descriptions for each SKU, and
          6.1.7  any other information reasonably requested by GSI.

     6.2  GSI's Acceptance or Rejection of Orders.  GSI shall accept Orders for
          ---------------------------------------
          shipment to addresses in the United States (except for APO/FPO addresses) that include the information required by Section 6.1 of this Agreement and for which the related Merchandise is available or in GSI's reasonable judgment, will be available in time to meet the required shipping date. GSI shall reject all other Orders. GSI shall accept Orders for shipment to APO/FPO addresses after October 1, 2000, in accordance with this Section 6.2.

     6.3  GSI Confirmation.  In accordance with the Operations Manual, GSI shall
          ----------------
          confirm to Buy.com GSI's receipt of an Order. Such Order confirmation shall state whether the Order was accepted, rejected due to incomplete information, or rejected due to unavailable Merchandise. Notwithstanding the foregoing, GSI shall accept Orders if such Merchandise is marked as available for sale even if GSI does not yet have such Merchandise in inventory.

     6.4  Export Capabilities.  At Buy.com's request, but subject to approval of
          -------------------
          the owner of the brand for such Merchandise, GSI shall use commercially reasonable efforts to facilitate the export of Merchandise to foreign countries to which such export is permitted and is commercially feasible during the Term.


7 Fulfillment of Accepted Orders and Returns. In addition to this Section 7, the fulfillment of Orders and the return of Orders shall be subject to the terms and conditions of the Operations Manual.

     7.1  Assembly and Packaging.  In accordance with the Operations Manual, GSI
          ----------------------
          shall provide fulfillment (picking, packing and shipping) for Buy.com customers who purchase Merchandise. Orders will be packaged with no reference to GSI except when required by law and, whenever practicable, GSI will package and ship SKUs in a single Order together.

     7.2  Risk of Loss.  As between the Parties, title and risk of loss shall
          ------------
          pass to Buy.com upon GSI's delivery of the Merchandise to the common carrier at the point of shipment. GSI shall not be responsible for damage and loss of Merchandise during shipment to the Customers. GSI shall use commercially reasonable efforts to cause any common carriers that it utilizes to provide insurance to Buy.com for Merchandise that is lost or damaged during shipment.

     7.3  Order Priority.  All accepted orders from Designated Web Sites, GSI
          --------------
          subsidiaries, affiliates, and other retail customers, and accepted Orders, shall be processed, fulfilled, and shipped by GSI in the order that they were received by GSI. GSI shall not allocate Merchandise inventory or otherwise make Merchandise inventory unavailable to Buy.com under this Agreement until such order or Order is accepted by GSI. GSI shall accept orders and Orders in the order received so long as GSI has the Merchandise available.

     7.4  Shipping Methods.  GSI shall ship all accepted Orders by United Parcel
          ----------------
          Service standard, United Parcel Service second day, or United Parcel Service next day service or by common carrier in accordance with the terms of the Operations Manual. GSI shall comply with the special shipping instructions included with an Order unless the Merchandise does not meet the shipper's requirements for the requested methods. GSI shall provide for the option of shipping of orders through Federal Express and USPS by April 1, 2001.

     7.5  Returns.  GSI shall perform such return functions as set forth in the
          -------
          Operations Manual and as set forth below. [*] GSI shall only be required to accept the return of Merchandise sold through the Web Site that is (a) claimed by the Customer to be, and actually is, defective, or damaged in shipment or (b) returned to GSI unused and in a condition suitable for resale as new goods and only if (y) such Merchandise is returned to GSI within [*] days of GSI's issuance of its return authorization and (z) such return authorization was issued by GSI within [*] days of GSI's shipment of the Merchandise. Merchandise that is not defective and that is returned to Buy.com used or otherwise not in a condition for resale as new goods may be shipped to GSI, and GSI shall use commercially reasonable efforts to [*]

     7.6  Reports.  GSI shall transmit to Buy.com the reports identified on and
          -------
          in accordance with the Operations Manual.


8 Form of Communication. All Orders transmitted by Buy.com and all confirmations of Orders and shipments and reports transmitted by GSI pursuant to this Agreement shall be provided in a form reasonably acceptable to the recipient and shall be communicated electronically in accordance with the specifications of the Operations Manual. Both Parties shall endeavor to maximize their communication links with the goal of attaining "real time" and positive operational efficiencies. This includes inventory availability, order processing, order status, shipment tracking, pricing and accounting, and otherwise as may be determined by the Parties.


9    Payment

     9.1  Price for Merchandise.  Buy.com shall pay to GSI amounts calculated in
          ---------------------
          accordance with this Section 9.1 for Merchandise, other than Markdowns, shipped by GSI pursuant to an Order.

          9.1.1  Calculation of Price.  The price for Merchandise, other than
                 --------------------
                 Markdowns, shall be [*] less the Discount. The selling price described in clause (b) of the immediately preceding sentence shall only be applicable to this Agreement if Buy.com gives GSI notice with evidence reasonably acceptable to GSI of [*]

          9.1.2  [*] Discount.  The Discount applied to compute the price for
                     --------
                 Merchandise, other than Markdowns, during the period commencing on the Launch Date and continuing through the [*] shall be based on [*] to the then current date in accordance with the following schedule. The Discount shall not be retroactive.

                    [*] Amount                  Discount
                    --- ------                  --------
                    $[*] or less ......................[*]
                    Greater than $ [*]but less than
                           $[*] .......................[*]
                    Greater than $[*] but less than
                           $[*]........................[*]
                    Greater than $[*]..................[*]

          9.1.3  [*] Discount.  The Discount applied to compute the price for
                     --------
                 Merchandise, other than Markdowns, ordered through the Web Site for [*] shall be based on the [*] in accordance with the following schedule.

                    [*] Amount                  Discount
                    --- ------                  --------
                    $[*] or less .......................[*]
                    Greater than $[*] but less than
                    $[*] ...............................[*]
                    Greater than $[*] but less than
                    $[*] ...............................[*]
                    Greater than $[*]...................[*]

     9.2  Markdowns.  Buy.com shall pay to GSI amounts in accordance with GSI's
          ---------
          offer of the related Markdowns for Markdowns shipped by GSI pursuant to an Order. The Discount shall not be applied to such amounts due GSI for Markdowns.

     9.3  Shipping Costs.  Shipping rates for Orders shall be as negotiated with
          --------------
          carriers by GSI each year [*] Buy.com will set shipping prices to be charged to Customers.

     9.4  Other Charges.  In addition to amounts due GSI for Merchandise and
          -------------
          Markdowns shipped by GSI pursuant to an Order, Buy.com shall pay to GSI [*], any and all other amounts due GSI under this Agreement, and for taxes, if any, assessed on Orders paid by GSI unless such taxes are paid by Buy.com. GSI shall provide to Buy.com a schedule of all [*]available to Customers together with a [*] may be in effect from time to time.

     9.5  Invoices and Payment.  GSI shall submit invoices to Buy.com on [*] for
          --------------------
          amounts due under this Agreement through the date of the invoice. Buy.com shall pay all amounts due under this Agreement within [*] of the invoice date. All payments shall be by check or wire transfer to GSI's account at [*] or such other account as GSI may designate.

     9.6  Late Payment.  Interest at the rate of 1 percent per month (or, if
          ------------
          lower, the maximum rate permitted by applicable law) shall accrue from the date due to the date paid on any amount not paid by Buy.com within [*]


10 No Merchandise Warranty. Buy.com acknowledges that GSI is not the manufacturer of the Merchandise. EXCEPT FOR WARRANTIES, IF ANY, FROM MANUFACTURERS OF THE MERCHANDISE (which is passed through to Buy.com and its customers), GSI IS FURNISHING THE MERCHANDISE TO CUSTOMERS WITHOUT ANY, AND DISCLAIMS ALL, WARRANTIES OF ANY

     KIND, EITHER EXPRESS OR IMPLIED, AND EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY WARRANTY AGAINST INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADE SECRETS, OR OTHER INTELLECTUAL PROPERTY RIGHTS.


11   GSI Representations and Warranties.  GSI represents and warrants that

     11.1 during the Term, GSI Product Content and the GSI Product Database as delivered to Buy.com shall not (a) infringe any intellectual property rights of any person or any rights of publicity, personality, or privacy of any person; (b) violate any law, statute, ordinance, or regulation (including without limitation, the laws and regulations governing export control, unfair competition, anti-discrimination, consumer protection, or false advertising); (c) be defamatory, libelous or trade libelous, unlawfully threatening, or unlawfully harassing; (d) be obscene, pornographic, or indecent; or (e) violate any community or Internet standard; and

     11.2 (a) it has the full authority and legal right to carry out the terms of this Agreement; (b) it has taken all action necessary to authorize the execution and delivery of this Agreement; (c) this Agreement is a legal, valid, and binding obligation of GSI enforceable in accordance with its terms, except as limited by bankruptcy and other laws of general application relating to or affecting the enforcement of creditors' rights; (d) it has not entered into and is not currently a party to any agreement that conflicts with the terms of this Agreement; and (e) it has the rights and licenses to permit Buy.com to market, sell and distribute Merchandise through the Web Site and use, display and distribute the GSI Product Database and GSI Product Content.

     11.3 during the term of this Agreement, it shall abide by the terms of the Buy.com Web Site privacy policy in effect on the Effective Date and any revisions to such policy of which Buy.com gives GSI reasonable prior notice with respect to Customer data of Buy.com.

     11.4 the Merchandise shall be free and clear of all liens and encumbrances.


12 GSI Indemnification. GSI shall defend Buy.com and its affiliates, and the directors, officers, employees, and agents of Buy.com and its affiliates ("Indemnitees"), at GSI's sole cost and expense, against any and all claims, actions, suits, or other proceedings against Indemnitees (a) arising from or related to any injuries, including without limitation, death, to persons or any damage to property occurring as a result of the negligence or willful misconduct of GSI or GSI's breach of this Agreement;
     (b) arising from or related to any breach of any of GSI's representations or warranties in this Agreement; and (c) arising from or related to GSI's failure to abide by the terms of the Buy.com Web site privacy policy in effect on the Effective Date and any revisions to such policy of which Buy.com gives GSI reasonable prior notice and shall indemnify and hold Indemnitees harmless from and against any and all judgments, losses, liabilities, damages, costs, and expenses (including without limitation, reasonable attorney's fees and attorney's disbursements) arising out of or incurred in connection with such claims, actions, suits, or other proceedings. GSI shall have the right to control the defense and settlement of any claims or actions that GSI is obligated to defend (so long as any settlement on the part of Buy.com includes (y) a general release of Buy.com from all liability in connection therewith and (z) does not contain any admission of wrongdoing or culpability on the part of Buy.com), but Buy.com shall have the right to participate in such claims or actions at its own cost and expense. GSI shall have no liability under this Section 12 to the extent that GSI is actually prejudiced by Buy.com's failure to give notice to GSI promptly after the Indemnitee learns of such claim so as to not prejudice the GSI.

13 Buy.com Representations and Warranties. Buy.com represents and warrants that

     13.1 (a) it has the full authority and legal right to carry out the terms of this Agreement; (b) it has taken all action necessary to authorize the execution and delivery of this Agreement; (c) this Agreement is a legal, valid, and binding obligation of Buy.com, enforceable in accordance with its terms, except as limited by bankruptcy and other laws of general application relating to or affecting the enforcement of creditors' rights; (d) it has not entered into and is not currently a party to any agreement that conflicts with the terms of this Agreement

     13.2 during the Term, it shall have and abide by the terms of its Web Site privacy policy, which policy shall be consistent with the then current generally accepted privacy policies of retail e-commerce web sites.


14 Buy.com Indemnification. Buy.com shall defend GSI and its affiliates, and the directors, officers, employees, and agents of GSI and its affiliates ("Indemnitees"), at Buy.com's sole cost and expense, against any and all claims, actions, suits, or other proceedings against Indemnitees (a) arising from or related to the failure to pay or underpayment of any sales or similar tax arising from the sale of Merchandise through the Web Site or otherwise; or (b) arising from or related to any injuries, including without limitation, death, to persons or any damage to property occurring as a result of the negligence or willful misconduct of Buy.com or Buy.com's breach of this Agreement; or (c) arising from or related to any breach of any of Buy.com's representations or warranties in this Agreement and shall indemnify and hold Indemnitees harmless from and against any and all judgments, losses, liabilities, damages, costs, and expenses (including without limitation, reasonable attorney's fees and attorney's disbursements) arising out of or incurred in connection with such claims, actions, suits, or other proceedings. Buy.com shall have the right to control the defense and settlement of any claims or actions that Buy.com is obligated to defend (so long as such settlement on the part of GSI includes
     (y) a general release of GSI from all liability in connection therewith and
     (z) does not contain any admission of wrongdoing or culpability on the part of GSI), but GSI shall have the right to participate in such claims or actions at its own cost and expense. Buy.com shall have no liability under this Section 14 to the extent that Buy.com is actually prejudiced by GSI's failure to give notice to Buy.com promptly after the Indemnitee learns of such claim so as to not prejudice the Buy.com.

15 Customer Data. All information and other data collected from Customers' use of the Web Site and Orders shall be [*] Confidential Information [*] under Section 17 of this Agreement. Such information and data shall not be provided or disclosed to [*]

16 Quarterly Review. The Parties agree to meet in person or by teleconference at the beginning of every quarter to discuss (a) market trends, (b) new products, (c) revisions of existing products, (d) special promotions, (e) GSI's performance with respect to the following criteria: headcount support for customer service, inventory planning, the GSI Product Content and the GSI Product Database, technology upgrades, manufacturer relationships, data quality, fulfillment rate and order turnaround time, and (f) Buy.com's performance of its obligations under this Agreement.


17   Confidentiality

     17.1  Confidential Information.  The term "Confidential Information" means
           ------------------------
           any and all technical and non-technical information including without limitation, patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future, and proposed products and services of either Party, and includes without limitation, their respective information concerning research, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, key personnel, suppliers, customers, prospective customers, policies or operational methods, plans for future developments, business forecasts, sales and merchandising, and marketing plans and information, in whatever form disclosed. Confidential Information does not include items that were

          17.1.1 possessed by the receiving Party prior to receipt or access pursuant to this Agreement other than through prior disclosure by the disclosing Party as evidenced by the receiving Party's written records;

          17.1.2 independently developed by the receiving Party without the benefit of disclosure by the disclosing Party as evidenced by the receiving Party's written records;

          17.1.3 published or available to the general public other than through a breach of this Agreement or breach by a third party of its confidentiality obligations to the disclosing Party;

          17.1.4 obtained by the receiving Party from a third party with a valid right to disclose such Confidential Information, provided that such third party is not under a confidentiality obligation to the disclosing Party; or

          A combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination is published or is available to the general public or in the rightful possession of the receiving Party.

    17.2  Obligation of Confidentiality.  Each Party shall permanently hold,
          -----------------------------
          and cause their respective personnel to hold, Confidential Information in strict confidence. The receiving Party may disclose Confidential Information that is required to be disclosed by governmental agencies, regulatory authorities, or pursuant to court order only to the extent such disclosure is required by law and only provided that the receiving Party provides reasonable prior notice to the disclosing Party of the disclosure; provided however, that either Party may disclose the terms of this Agreement if required to be disclosed by the Securities and Exchange Commission; provided further that such Party shall make and consult the other Party in its preparation of a confidential treatment request with respect to such terms of this Agreement as the other Party may reasonably request and use commercially reasonable efforts to obtain such confidential treatment. Except as specifically permitted by this Agreement, neither Party shall duplicate or use, or permit the duplication or use of, Confidential Information or disclose or permit the disclosure of Confidential Information to any person or entity. Each Party shall limit the duplication and use of Confidential Information to the performance of its obligations under this Agreement and shall limit access to and possession of Confidential Information only to those of its personnel whose responsibilities under this Agreement reasonably require such access or possession. Each Party shall advise all such persons before they receive access to or possession of Confidential Information of the confidential nature of the Confidential Information and require them to abide by the terms of this Agreement. Any duplication, use, disclosure, or other act or omission by any person that obtains access to or possession of Confidential Information through the receiving Party that would be a breach of this Agreement if committed by the receiving Party is deemed a breach of this Agreement by the receiving Party for which the receiving Party shall be responsible.

    17.3  Ownership of Confidential Information and Other Materials.  All
          ---------------------------------------------------------
          Confidential Information, and any Derivatives (as defined below) thereof whether the Derivative was created by the disclosing or receiving Party, shall remain the property of the disclosing Party and except as specifically provided by this Agreement, no license or other rights to such Confidential Information or Derivatives is granted or implied by this Agreement. For purposes of this Agreement, "Derivatives" shall mean (a) for copyrightable or copyrighted material, any translation, abridgement, revision or other form in which an existing work may be recast, transformed or adapted; (b) for patentable or patented material, any improvement thereon; and (c) for material that is or may be subject to protection as a trade secret, any new material derived from such material, including new material which may be protected by copyright, patent, or trade secret or other proprietary rights.

    17.4  Return of Confidential Information.  Each Party shall deliver, or at
          ----------------------------------
          the disclosing Party's option destroy, all Confidential Information and deliver, or at the disclosing Party's option destroy, all copies to the disclosing Party upon the expiration or termination of this Agreement or at the disclosing Party's request. Notwithstanding the foregoing, each Party may retain such Confidential Information of the other Party as may be reasonably necessary to document their performance under this Agreement but such Confidential Information shall remain subject to this Section 17.

    17.5  Remedy.  The Parties each acknowledge that the disclosing Party will
          ------
          be irreparably harmed if the receiving Party's obligations under this
          Section 17 are not performed, and that the disclosing Party would not have an adequate remedy at law in the event of a violation by the receiving Party of such obligations. The receiving Party agrees and consents that the disclosing Party shall be entitled, in addition to all other rights and remedies to which the disclosing Party may be entitled, to have a decree of specific performance or an injunction issued requiring any such violation to be cured and enjoining all persons involved from continuing the violation. The existence of any claim or cause of action that the receiving Party or any other person may have against the disclosing Party shall not constitute a defense or bar the enforcement of this Section 17. The receiving Party acknowledges that the restrictions in this Section 17 are reasonable and necessary to protect legitimate business interests of the disclosing Party.


18   Mutual Limitation of Liability.  EXCEPT FOR LIABILITY UNDER SECTIONS 12,
     14 AND 17, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR LOST REVENUES, LOST PROFITS, LOSS OF BUSINESS, FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY NATURE, REGARDLESS OF LEGAL THEORY AND WHETHER OR NOT FORESEEABLE, EVEN IF THE EXCLUSIVE REMEDIES PROVIDED BY THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE AND EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES. EXCEPT FOR LIABILITY UNDER SECTIONS 12, 14 AND 17, NEITHER PARTY'S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL UNDER NO CIRCUMSTANCES EXCEED THE AMOUNTS ACTUALLY PAID BY BUY.COM TO GSI DURING THE IMMEDIATELY PRECEDING 12 MONTHS UNDER THIS AGREEMENT.


19   Term and Termination

     19.1  Term.  The term of this Agreement shall commence on the Effective
           ----
           Date and continue until 11:59 p.m. prevailing Eastern Time on the fifth anniversary of the Effective Date unless terminated in accordance with this Agreement (the "Term" or "Initial Term").

     19.2  Termination by Buy.com.  Buy.com may terminate this Agreement
           ----------------------

           19.2.1  upon 30 days prior notice to GSI if GSI is not [*] or

           19.2.2 immediately by giving notice of termination to GSI and without prejudice to any other rights or remedies Buy.com may have, upon the occurrence of any of the following events:

                   (1) GSI breaches any of its material obligations under this Agreement or the Operations Manual and does not cure the breach within 30 days after GSI's receipt of Buy.com's notice of the breach or such longer period as may be reasonably necessary provided that GSI is diligently pursuing a cure; or

                   (2) a voluntary petition is commenced by GSI under the Bankruptcy Code, as amended, 11 U.S.C. ' 101 et seq; GSI has an involuntary petition commenced against it under the Bankruptcy Code and such petition is not dismissed within 60 days after filing; GSI becomes insolvent; or any substantial part of GSI's property becomes subject to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency; or liquidates or otherwise discontinues all or a significant part of its business operations.

                   (3) GSI ceases to do business or otherwise terminates its business operations.

           19.2.3 upon 30 days prior written notice to GSI, which must be given within 60 days after the end of the year in question, if [*]


                                [*]                   Year
                        --------------------------------------------------


                                [*]                   1

                                [*]                   2

                                [*]                   3

                                [*]                   4

                                [*]                   5


               In the event Buy.com terminates this Agreement pursuant to this
               Section 19.2.3, Buy.com shall provide a reasonably detailed [*] and upon reasonable notice to Buy.com, GSI's independent auditors shall have the right to conduct a reasonable audit, during normal business hours and at GSI's expense, of Buy.com's records that support [*]

           19.2.4 upon 30 days prior written notice if the licensed materials provided to Buy.com in accordance with the operations manual repeatedly contain materially inaccurate information and GSI does not cure such problem within 30 days after GSI's receipt of Buy.com's notice of such inaccurate information, or upon 30 days written notice if the licensed materials provided by gsi contain inaccurate information that is reasonably likely to result in a third party claim or claims against Buy.com which would have a material adverse effect on Buy.com and GSI does not cure such inaccurate information, if capable of being cured, within 30 days after GSI's receipt of Buy.com's notice of such inaccurate information.

     19.3  Termination by GSI.  GSI may terminate this Agreement
           ------------------

           19.3.1 by giving 180 days' notice of termination to Buy.com, provided that [*] Notwithstanding the foregoing, prior to the effectiveness of such notice, Buy.com shall have [*] or

           19.3.2 immediately by giving notice of termination to Buy.com and without prejudice to any other rights or remedies GSI may have, upon the occurrence of any of the following events:

                   (1) Buy.com fails to pay to GSI within 10 days after GSI makes written demand for any past-due amount payable under this Agreement;

                   (2) Buy.com breaches any of its other material obligations under this Agreement and does not cure the breach within 30 days after Buy.com's receipt of GSI's notice of the breach or such longer period as may be reasonably necessary provided that Buy.com is diligently pursuing a cure; or

                   (3) a voluntary petition is commenced by Buy.com under the Bankruptcy Code, as amended, 11 U.S.C. ' 101 et seq; Buy.com has an involuntary petition commenced against it under the Bankruptcy Code and such petition is not dismissed within 60 days after filing; Buy.com becomes insolvent; or any substantial part of Buy.com's property becomes subject to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency; or liquidates or otherwise discontinues all or a significant part of its business operations.

     19.4  Effect of Expiration or Termination.  Upon the expiration or
           -----------------------------------
           termination of this Agreement, whether under this Section 19 or otherwise, Buy.com shall discontinue all use of the Licensed Materials, and Buy.com shall promptly return to GSI all copies of Licensed Materials in Buy.com's possession. GSI shall also continue to fulfill any Orders then pending at the time of termination or expiration and continue to process any returns for a period of 60 days after such termination or expiration. Buy.com shall remain liable for all payments due GSI with respect to the period ending on the date of termination.

     19.5  Survival.  Sections 10, 12, 14, 15, 17, 18 and 21 (as applicable) of
           --------
           this Agreement survive any expiration or termination of this Agreement.


20 Force Majeure. Except for the obligation to pay money, neither Party shall be liable to the other Party for non-performance of this Agreement in whole or in part, if (a) the non-performance is caused by the other Party or events or conditions beyond that Party's reasonable and actual control and for which that Party is not responsible under this Agreement, (b) the Party gives prompt notice under Section 21.1, and (c) the Party makes all commercially reasonable efforts to perform.

21   Miscellaneous Provisions

     21.1  Notice.  All notices, consents, and other communications under or
           ------
           regarding this Agreement shall be in writing and shall be deemed to have been received on the earlier of the date of actual receipt, the third business day after being mailed by certified mail, or the first business day after being sent by a reputable overnight delivery service. Any notice may be given by facsimile, provided that a signed written original is sent by one of the foregoing methods within 24 hours thereafter. Buy.com's address for notices is

                         BUY.COM Inc.
                         85 Enterprise
                         Aliso Viejo, California 92656
                         Attention:  Chief Executive Officer
                         Facsimile:  [*]

        with a copy to   BUY.COM Inc.
                         85 Enterprise
                         Aliso Viejo, California 92656
                         Attention: General Counsel
                         Facsimile:  [*]

          GSI's address for notices is

                         Global Sports Interactive, Inc.
                         1075 First Avenue
                         King of Prussia, PA  19406
                         Attention:  Chief Executive Officer
                         Facsimile: [*]

        with a copy to:  Global Sports Interactive, Inc.
                         1075 First Avenue
                         King of Prussia, PA  19406
                         Attention: General Counsel
                         Facsimile: [*]

           Either Party may change its address for notices by giving written notice of the new address to the other Party in accordance with this
           Section 21.1.

     21.2  Assignment.  This Agreement may not be assigned by either Party
           ----------
           without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing,
           (a) either Party may assign this Agreement upon notice to, and without the consent of, the other Party to any person or entity that acquires the assignor's business or substantially all of the assignor's assets by merger, stock sale, or other means provided that the assignee is capable of performing assignor's obligations under this Agreement and any assignee of Buy.com meets the then current GSI credit policy, and provided further that any assignee cannot be reasonably deemed a competitor of GSI or Buy.com, as the case may be, and (b) GSI may assign this agreement upon notice to Buy.com to a subsidiary of GSI provided that such subsidiary cannot reasonably be deemed a competitor of Buy.com. Any attempted assignment in violation of this Section 21.2 shall be void.

     21.3  No Third-Party Beneficiaries.  The Parties do not intend, nor shall
           ----------------------------
           any clause be interpreted, to create under this Agreement any obligations or benefits to, or rights in, any third party from either Buy.com or GSI.

     21.4  Independent Contractor.  GSI and Buy.com are each independent
           ----------------------
           contractors and neither Party shall be, nor represent itself to be, the franchiser, partner, broker, employee, servant, agent, or legal representative of the other Party for any purpose whatsoever. Neither Party is granted any right or authority to assume or create any obligation or responsibility, express or implied, in behalf of, or in the name of, the other Party, or to bind the other Party in any matter or thing whatsoever. The Parties do not intend to form a partnership or joint venture as a result of this Agreement.

     21.5  Publicity.  Neither Party shall issue any press release regarding
           ---------
           this Agreement or otherwise disclose the existence or terms of this Agreement without the prior written consent of the other Party except to the extent such disclosure is required by law and only if the disclosing Party provides reasonable prior notice to other Party of the disclosure. Without limiting the generality of the foregoing, within a reasonable time prior to the Launch Date, the parties shall coordinate with each other the issuance of a joint press release or contemporaneous separate press releases regarding this Agreement. The Parties shall also coordinate with GSI regarding ongoing press inquiries and the distribution of future press materials.

     21.6  Cumulative Remedies.  All remedies available to either Party for
           -------------------
           breach of this Agreement are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

     21.7  Waiver.  The waiver or failure of either Party to exercise in any
           ------
           respect any right provided hereunder shall not be deemed a waiver of such right in the future or a waiver of any other rights established under this Agreement.

     21.8  Enforceability.  This Agreement shall be enforceable notwithstanding
           --------------
           the existence of any claim or cause of action one Party may have against the other Party.

     21.9  Severability. Should any term or provision of this Agreement be held
           ------------
           to any extent unenforceable, invalid, or prohibited under law, then such provision shall be deemed restated to reflect the original intention of the Parties as nearly as possible in accordance with applicable law and the remainder of this Agreement The application of such term or provision to persons, property, or circumstances other than those as to which it is invalid, unenforceable, or prohibited, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

    21.10  Headings.  Section headings are for reference only and shall not
           --------
           affect the interpretation of this Agreement.

    21.11  Successors in Interest.  This Agreement and all of the provisions in
           ----------------------
           this Agreement shall be binding upon and inure to the benefit of the successors in interest and assigns of the Parties, subject to the provisions of Section 21.2 of this Agreement.

    21.12  Applicable Law. This Agreement shall be governed in all respects by
           --------------
           the laws of the State of Delaware without giving effect to its rules relating to conflict of laws.

    21.13  Order of Precedence.  Any and all ambiguities or inconsistencies
           -------------------
           between a Schedule or Exhibit and this document shall be resolved by giving precedence to this document over the

           Schedule or Exhibit. Silence on any matter in this document will not negate the provision in a Schedule as to that matter.

    21.14  Entire Agreement.  This Agreement and the attached Schedules
           ----------------
           constitute the complete and exclusive statement of the agreement between the Parties with respect to the subject matter of this Agreement, and this Agreement supersedes any and all prior oral or written communications, proposals, representations, and agreements. It may be amended only by mutual agreement expressed in writing and signed by both Parties.

    21.15  Counterparts. This Agreement may be executed in any number of
           ------------
           separate counterparts each of which when executed by and delivered to the other Party shall be an original as against the Party whose signature appears thereon, but all such counterparts shall together constitute one and the same instrument.

     The Parties accept this Agreement and have caused this Agreement to be executed and do each hereby represent and warrant that its respective signatory whose signature appears below has been and is on the date executed duly authorized by all necessary and appropriate corporate action to execute this Agreement on its behalf.

Global Sports, Inc.                               BUY.COM INC.

By:     /s/ Michael G. Rubin                      By:    /s/ Greg Hawkins
        ----------------------                           -----------------
Name:   Michael G. Rubin                          Name:   Greg Hawkins
        -----------------------                           -----------------
Title:  Chief Executive Officer                   Title:  C.E.O.
        -----------------------                           -----------------
Date:   April 20, 2000                            Date:   April 20, 2000
        -----------------------                           -----------------